SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Com Only (as permitted by Rule 14a.6)

[ ] Definitive Proxy Statement
[ X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

TRIPLE S MANAGEMENT CORPORATION

Dear Shareholder:

Invitation to Informative Meetings

We will soon be holding informative meetings regarding the Special Meeting of the Shareholders, to be held on October 13th. During said Special Meeting, our Shareholders will vote on amendments to the Articles of Incorporation and to the By-laws which are necessary in order to implement the proposal which would increase the shareholder base and allow shares to be transferred to spouses and heirs who are not physicians or dentists. You have proposed these changes at the Annual Meeting held in April 2001.

The meetings shall be held on September 26 in Ponce, on October 1 in Mayagüez, and on October 2 in San Juan. All meetings will begin at 7:00 PM.

Your attendance at these meetings is of vital importance since this is an essential matter affecting the future of your shares.

You may join us at any of the three meetings or at all the meetings. We would appreciate if you confirm your attendance by calling (787) 749-4025 or 749-4122. You can also confirm your attendance by fax at 749-4191.

Sincerely,
/s/ Fernando J. Ysern Borrás
Fernando J. Ysern Borrás, MD
President of the Board of Directors

MEETINGS:

September 26, 2002 ■ Ponce
Ponce Hilton Hotel

October 1, 2002 ■ Mayagüez
Mayagüez Resort (formerly the Mayagüez Hilton)

October 2, 2002 ■ San Juan
Tropimar

TIME: 7:00 PM